SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                               ASHA CORPORATION
               (Name of Registrant as Specified in Its Charter)

                               ASHA CORPORATION
                  (Name of Person(s) Filing Proxy Statement)

                                ASHA CORPORATION
                                600 C WARD DRIVE
                         SANTA BARBARA, CALIFORNIA  93111
                                 (805) 683-2331

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD APRIL 3, 1998


TO THE SHAREHOLDERS OF ASHA CORPORATION:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of ASHA Corporation, a Delaware corporation, will be held at the Four Seasons Biltmore, 1260 Channel Drive, Santa Barbara, California, on Friday, April 3, 1998, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of seven (7) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

     2. Ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending September 30, 1998.

     3. The approval of amendments to the Company's 1994 Stock Option Plan to increase the number of shares issuable upon the exercise of options granted under the Plan from 800,000 shares to 1,400,000 shares, to allow non-cash exercise of options and to allow options to be granted with reload option provisions.

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the $.00001 par value Common Stock of the Company of record at the close of business on February 12, 1998, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Corporation.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.
                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      JOHN C. McCORMACK, PRESIDENT

Santa Barbara, California
February 16, 1998

                               ASHA CORPORATION
                               600 C WARD DRIVE
                        SANTA BARBARA, CALIFORNIA  93111
                                (805) 683-2331
                        ______________________________

                               PROXY STATEMENT
                        ______________________________

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 3, 1998

                             GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of ASHA Corporation, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Four Seasons Biltmore, 1260 Channel Drive, Santa Barbara, California, on Friday, April 3, 1998, at 2:00 p.m., Pacific Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about February 23, 1998.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-KSB is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

               SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.00001 par value Common Stock. Each share of Common Stock entitles the holder to one (1) vote. Only shareholders of record at the close of business on February 12, 1998, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On February 12, 1998, the Company had 8,663,158 shares of its $.00001 par value Common Stock outstanding. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding Common Stock represented in person or by proxy shall constitute a quorum at the Meeting.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares entitled to vote owned beneficially, as of February 12, 1998, by any person, who is known to the Company to be the beneficial owner of 5% or more of the Company's Common Stock, and, in addition, by each Director and Executive Officer of the Company and by all Directors and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

     Name and Address            Amount and Nature of
   Of Beneficial Owner           Beneficial Ownership     Percent of Class
---------------------------      --------------------     ----------------
Greenmotors, L.L.C.                 1,118,652                   12.9%
277 Park Avenue, 27th Floor
New York, NY 10172

John C. McCormack                     172,172<FN1>               1.9%
600 C Ward Drive
Santa Barbara, CA 93111

Kenneth R. Black                      117,569<FN2>               1.4%
600 C Ward Drive
Santa Barbara, CA  93111

Robert J. Sinclair                     63,377<FN3>               0.7%
1025 North Ontare Road
Santa Barbara, CA  93103

Lawrence Cohen                        269,406<FN4>               3.1%
3311 NE 26th Avenue
Lighthouse Point, FL  33064

Nick P. Bartolini                         -0-<FN5>                --
1026 Santa Barbara Street
Santa Barbara, CA 93101

Erick A. Reickart                         -0-<FN5>                --
5128 Woodland Drive
Bloomfield Hills, MI 48302

David D. Jones                            -0-                     --
100 Seahorse Drive
Waukegan, IL  60085

Steven E. Sanderson                    10,000<FN6>               0.1%
600 C Ward Drive
Santa Barbara, CA  93103

Brian Chang                         1,217,113                   17.2%
1 Chatworth Road, No. 2421
Singapore  1024

All Directors and Executive         1,849,637                  20.4%
Officers as a Group (8 persons)
--------------------

<FN1>
Represents shares underlying currently exercisable stock options held by Mr. McCormack. Does not include shares underlying options granted to Mr. McCormack
                               -2-

in December 1997 which are contingent on shareholder approval of amendments to the Company's 1994 Stock Option Plan.
<FN2>
Represents shares underlying currently exercisable stock optons held by Mr. Black. Does not include shares underlying options granted to Mr. Black in December 1997 which are contingent on shareholder approval of amendments to the Company's 1994 Stock Option Plan.
<FN3>
Includes 50,000 shares underlying stock options held by Mr. Sinclair. Does not include shares underlying options granted to Mr. Sinclair in December 1997 which are contingent on shareholder approval of amendments to the Company's 1994 Stock Option Plan.
<FN4>
Represents 219,406 shares held by Mr. Cohen's wife and 50,000 shares underlying currently exercisable stock options held by Mr. Cohen. Does not include 225,000 shares underlying stock options granted to Mr. Cohen in July 1997 and December 1997 which are contingent on shareholder approval of amendments to the Company's 1994 Stock Option Plan.
<FN5>
Does not include stock options granted to these persons in December 1997 which are contingent on shareholder approval of amendments to the Company's 1994 Stock Option Plan.
<FN6>
Represents shares underlying options held by Mr. Sanderson. Does not include shares underlying options granted to Mr. Sanderson in December 1997 which are contingent on shareholder approval of amendments to the Company's 1994 Stock Option Plan.

                      ELECTION OF DIRECTORS

     The Board of Directors is currently set at seven (7) members. The Board of Directors recommends the election as Directors of the seven (7) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each member of the present Board of Directors has been nominated for reelection. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                      Positions and Offices Held
      Name            Age               and Term as a Director
----------------      ---     -----------------------------------------------
John C. McCormack     66      Chairman of the Board, President, Chief
                              Executive Officer, Chief Operations
                              Officer, and Director since January 1998

Kenneth R. Black      51      Vice President of Sales and Marketing and
                              Director since January 1998

Robert J. Sinclair    65      Director since April 1994

Lawrence Cohen        53      Director since January 1995

Nick P. Bartolini     61      Director since October 1997

Erick A. Reickert     62      Director since October 1997

David D. Jones        54      Director since January 1998

     There is no family relationship between any Director or Executive Officer of the Company.

     Set forth below are the names of all Directors, Nominees for Director and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     JOHN C. McCORMACK. Mr. McCormack has served as President and Chief Operations Officer of ASHA since February 1, 1995, and as Chairman of the Board, Chief Executive Officer and a Director since January 8, 1998. He also served as Secretary and Treasurer from January 1996 to January 1998. Mr. McCormack helped start American Honda Motor Company in 1959, and served as its General Manager until 1964. He has been described as the driving force in its rise to prominence in the U.S. motorcycle market. He was co-founder of U.S. Suzuki Motor Corporation in 1964, and by 1967 this company was second in the U.S. market for motorcycles, behind Honda. He served as President and CEO of McCormack International Motors, Inc. from 1969 until 1975. McCormack International Motors was the first to bring a wide range of motorized recreational vehicles under one label, and it established some 925 dealers and 10 overseas distributors. From 1975 until 1980, he was a founder and President of Jacwall Corporation. Mr. McCormack was a founder and served as President and COO of Hirsch Electronics Corporation from 1980 to 1985, where he guided product development to successful completion at less than budgeted costs. These systems are now in use in the White House, Pentagon, IBM, General Motors, FBI, British Secret Service, as well as many other secure government and business installations around the world. He was a co-founder and he served as President and CEO of the Napa Valley Railroad and the Napa Valley Wine Train from 1985 until April 1991. From April 1991 until April 1994, he served as Vice President of Marketing and Sales for Mission Industries, an industrial laundry business, and from April 1994 until January 1995, he was engaged in general business consulting under the name McCormack and McCormack Consulting.

     KENNETH R. BLACK. Mr. Black has served as the Company's Vice President of Sales and Marketing since July 1992 after having served as the Sales Director since January 1991. He has been a Director of the Company since January 1998. From 1985 until December 1990, he served as President of Technologies International Ltd., a company he founded and which was involved in market development and technology licensing for various domestic and foreign clients. From 1979 until 1985, he served as a Director of New Business Development for the Paint, Plastics and Vinyl Division of Ford Motor Company.

     ROBERT J. SINCLAIR. Mr. Sinclair has served as a Director of the Company since April 1994. Mr. Robert J. Sinclair is retired Chairman and Chief Executive Officer of Saab Cars USA, Inc. Early in his automotive career he served as advertising manager and public relations manager of Saab, before joining Volvo North America where he rose to President of Volvo's Western US organization. He rejoined Saab as President in 1979, retiring as Chairman and CEO in 1991. Mr. Sinclair consults for many organizations, and serves as a director of Hansa Reinsurance Co. of America, which is publicly-held.

     LAWRENCE COHEN. Mr. Cohen has served as a Director of the Company since January 20, 1995. Mr. Cohen has served as Vice Chairman of the Board, Executive Vice President and Treasurer of Bristol Technology Systems, Inc. ("Bristol") since its inception in April 1996. Bristol is in the business of establishing a National network of full service dealerships of retail automation equipment such as point of sale systems. From November 1990 to September 1996, Mr. Cohen served as Chairman of the Board of BioTime, Inc. ("BioTime"), a publicly-held biotechnology company engaged in the artificial plasma business. Mr. Cohen has also served as a director of Apollo Genetics Inc., a company founded by Mr. Cohen which is engaged in the genetic pharmaceutical business, from January 1993 to the present; and a director of Registry Magic Inc., a company founded by Mr. Cohen which develops voice recognition equipment, from November 1995 to present.

     NICK P. BARTOLINI. Mr. Bartolini has served as a Director of the Company since October 1997. Since 1994, Mr. Bartolini has been President of Bartolini Associates with offices in Santa Barbara, California and London, England. Bartolini Associates provides process re-engineering and sales consultant services to automotive suppliers in the United States and Europe. Mr. Bartolini was previously employed by the Ford Motor Company for over 30 years, and served as Vice President of Parts and Service Operations for Ford of Europe from 1989 to 1994. He received a B.S. Degree from the University of Notre Dame, and a MBA Degree from the University of Detroit.

     ERICK A. REICKERT. Mr. Reickert has served as a Director of the Company since October 1997. Mr. Reickert is currently retired. From September 1992 to January 1996 he was President and CEO of New Venture Gear, Inc. which is jointly owned by Chrysler Corp. and General Motors Corp., and is a licensee of the Company's GERODISC technology. From 1984 to 1992, Mr. Reickert was employed by Chrysler Corporation, and served as Chairman and Chief Executive Officer of Chrysler De Mexico from May 1987 to January 1990, and Acustar, Inc. from May 1990 to April 1991. In addition, he was Vice President of Powertrain Operations for Chrysler from April 1991 to December 1992 where he was responsible for 12 manufacturing plants producing engines, transmission and automotive parts. From 1965 to 1984 Mr. Reickert worked for Ford Motor Company in various capacities. He received a B.S. Degree in Electrical Engineering from Northwestern University and a MBA Degree from Harvard Business School.

     DAVID D. JONES. Mr. Jones has been a Director since January 23, 1998. Since September 1997, Mr. Jones has served as President, Chief Executive Officer and a Director of Outboard Marine Corp., which manufactures and markets marine engines, boats, and marine parts with annual sales of approximately $1 billion. Outboard Marine Corp. is privately owned but has publicly-held debt and files reports under the Securities Exchange Act of 1934. From 1990 through August 1997, he served as President of the Mercury Marine Division of the Brunswick Corporation, a manufacturer of boats, outboard motors, stern drives and other recreational products. Mr. Jones is also a Director of National Exchange Bank, Fond du Lac, Wisconsin.

     STEVEN E. SANDERSON. Mr. Sanderson (age 45) has served as Controller of the Company since January 1997, as Chief Financial Officer since March 1997, and as Secretary/Treasurer since January 1998. From 1991 until December 1996, he served as the President and owner of Sanderson Investments, Inc., a consulting company which prepared financial analyses encompassing productivity, variances, standard costs and production bonus plans, time studies, rate of return, and risk management. From 1985 until 1991, he served as Controller for the Systems Division of Computer Products Inc., a public company, where he was responsible for the accounting and management information systems group for two manufacturing facilities. From 1981 until 1985, he served as Controller of Southeastern Public

Service Company, a public company, where he had complete responsibility for the accounting and management information systems functions for this multi-state business. From 1977 to 1981, he was employed by the Solid State Division of RCA where his last position was cost accounting supervisor. Mr. Sanderson received a B.B.A. Degree in Accounting from Florida Atlantic University in 1977.

     The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee.

     The Audit Committee consists of Lawrence Cohen and Nick Bartolini, each of whom is an independent Director, and John C. McCormack. The Audit Committee's function is to review and report to the Board of Directors with respect to the selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board of Directors, such independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accountants, the adequacy of the Company's internal controls and related matters. The Audit Committee also reviews certain related party transactions and any potential conflict of interest situations involving officers, directors or stockholders beneficially owning more than 10% of an equity security of the Company.

     The Compensation Committee consists of Robert Sinclair and Lawrence Cohen. The Compensation Committee's function is to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, including the granting of stock options pursuant to the Company's 1994 Option Plan.

     The Company agreed with the Representative of the Underwriters in the Company's 1997 Public Offering that, for a period of 36 months from the date of closing of this offering, the Company will allow an observer designated by the Representative and acceptable to the Company to attend all meetings of the Board of Directors. Such observer will have no voting rights. He or she will be reimbursed for out-of-pocket expenses incurred in attending such meetings, and will be indemnified against any claims arising out of participation at Board meetings, including claims based on liabilities arising under the securities laws.

     The Company's Board of Directors held three (3) meetings during the year ended September 30, 1997, the Audit Committee held two (2) meetings, and the Compensation Committee held one (1) meeting. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees thereof during the time each such Director was a member of the Board or any Committee thereof.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for April 3, 1998. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain written representations, no persons who were either a director, Officer or beneficial owner of more than 10% of the Company's Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except as follows:

     Kenneth R. Black and John C. McCormack each filed two Form 4's late reporting the grant of two stock options; and Alain J-M Clenet (a former Officer and Director), Sheila R. Ronis (a former Director), Robert J. Sinclair, and Lawrence Cohen each filed one Form 4 reporting the grant of a stock option late.

                      EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for the Company's President and each other executive officer who received compensation in excess of $100,000 for the fiscal years ended September 30, 1997, 1996 and 1995:

                                 SUMMARY COMPENSATION TABLE
                                                         LONG-TERM
COMPENSATION
                         ANNUAL COMPENSATION              AWARDS      PAYOUTS
                                                             SECURI-
                                                              TIES
                                                             UNDERLY-
                                           OTHER      RE-      ING
 ALL
                                           ANNUAL  STRICTED  OPTIONS/
OTHER
NAME AND PRINCIPAL                         COMPEN-   STOCK     SARs    LTIP
COMPEN-
     POSITION        YEAR  SALARY   BONUS  SATION  AWARD(S)  (NUMBER) PAYOUTS
SATION
-------------------  ---- -------- ------- ------- --------- -------- -------
----------
Alain J-M Clenet,    1997 $152,500 $ -0-     -0-      -0-      8,278    -0-
$5,953<FN2>
Chief Executive      1996 $152,500 $73,000   -0-      -0-       -0-     -0-
$7,819<FN4>
Officer<FN1>                 <FN3>
                     1995 $152,500   -0-     -0-      -0-       -0-     -0-
$3,035<FN5>

John C. McCormack,   1997 $ 90,000 $ -0-     -0-      -0-    106,386    -0-
$  -0-
President            1996 $ 90,000 $10,000   -0-      -0-     65,786    -0-
$  504<FN6>
                     1995 $ 60,000   -0-     -0-      -0-       -0-     -0-
 -0-

Kenneth R. Black,    1997 $ 90,000   -0-     -0-      -0-    104,257    -0-
 -0-
Vice President of    1996 $100,592 $10,000   -0-      -0-     10,524    -0-
 -0-
Sales and Marketing          <FN7>
                     1995 $ 85,000   -0-     -0-      -0-      2,788    -0-
 -0-

Theo E. Shaffer,     1996 $ 92,025 $19,373   -0-      -0-       -0-     -0-
 -0-
Executive Vice       1995 $ 90,000   -0-     -0-      -0-      3,098    -0-
 -0-
President<FN8>

--------------------

<FN1>
Mr. Clenet resigned as an Officer and Director of the Company on January 8, 1998.
<FN2>
Represents contractual employment agreement for estate and trust planning for Mr. Clenet and his family of $2,600, premiums of $371 on a $5 million umbrella liability insurance policy and $2,982 for additional medical expenses paid on his behalf.
<FN3>
Of this amount, $88,958 was paid during the fiscal year ended September 30, 1996, and the remainder was deferred until January 1997.
                               -7-

<FN4>
Represents medical expense reimbursements for Mr. Clenet and his family.
<FN5>
Includes $981 in medical expense reimbursements for Mr. Clenet and his family, $857 paid for premiums on a $5 million umbrella liability insurance policy for Mr. Clenet, and other expenses paid on his behalf.
<FN6>
Represents amounts paid by the Company as a matching amount to a 401(k) plan contribution.
<FN7>
Includes $15,592 paid to Mr. Black in settlement of unused vacation time.
<FN8>
Mr. Shaffer resigned on October 1, 1996.

                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                   Individual Grants

                     NUMBER OF       % OF TOTAL
                     SECURITIES      OPTIONS/SARs
                     UNDERLYING      GRANTED TO      EXERCISE
                     OPTIONS/SARs    EMPLOYEES IN    OR BASE       EXPIRATION
      NAME           GRANTED(#)      FISCAL YEAR     PRICE($/SH)   DATE
-----------------    ------------    ------------    ----------    ----------
Alain J-M Clenet        8,278             2.4%        $3.6875       12/17/99
John C. McCormack     100,000            29.5%         4.00          1/15/02
                        6,386             1.9%         3.6875       12/17/99
Kenneth R. Black      100,000            29.5%         4.00          1/15/02
                        4,257             1.3%         3.6875       12/17/99

                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                 AND FY-END OPTION/SAR VALUES

                                          SECURITIES UNDER-  VALUE OF UNEXER-
                    SHARES                LYING UNEXER-      CISED-IN-THE
                    ACQUIRED              CISED OPTIONS      MONEY\OPTIONS/
                    ON                    SARS AT FY-END     SARS AT FY-END
                    EXERCISE   VALUE      EXERCISABLE/       EXERCISABLE/
      NAME          (NUMBER)   REALIZED   UNEXERCISABLE      UNEXERCISABLE
-----------------   --------   --------   -----------------  ----------------
Alain J-M Clenet       --         -             8,278 / 0      $ 20,178 / 0
John C. McCormack      --         -           172,172 / 0      $332,419 / 0
Kenneth R. Black       --                     117,569 / 0      $245,245 / 0

Employment Agreements

     In April 1995, the Company entered into an Amended and Restated Employment Agreement with Alain J-M Clenet, who was then the Company's Chairman of the Board and Chief Executive Officer, pursuant to which he received a base annual salary of $152,500. Mr. Clenet was entitled to participate in all insurance plans and benefits of the Company and to also be reimbursed for all of his and his family's medical and dental expenses not paid for under such programs. Mr. Clenet also received a $5 million umbrella liability insurance policy paid for by the Company. On January 8, 1998, Mr. Clenet resigned as an officer and Director of the Company, and this employment agreement was terminated by mutual agreement.

     On March 1, 1997, the Company entered into employment agreements with Jack McCormack and Ken Black. Each of the Employment Agreements expires as of February

28, 1999, however, they will be automatically renewed for additional two year terms unless either the Company or the employee gives to the other six months notice that the agreement is to be terminated. Pursuant to the employment agreements, Mr. Black is entitled to a salary of $90,000 per year and Mr. McCormack is entitled to a salary of $90,000 per year. Both agreements provide for cost of living adjustments and participation in all fringe benefits available to other executive officers. Mr. McCormack's agreement also provides that he is to be granted options to purchase 25,000 shares annually, in addition to the 100,000 options he was granted on January 15, 1997.

     Effective during the fiscal year ended September 30, 1995, the Company's Directors do not receive fees for their attendance at Board or committee meetings, but they have received options under the Company's 1994 Stock Option Plan. Directors are also reimbursed for their reasonable expenses in attending meetings of the Board of Directors and any committees thereof.

Directors' Compensation

     During the fiscal year ended September 30, 1998, the Company will begin paying independent members of the Board of Directors $1,250 per meeting attended.

     During the last three years the Company has granted to the independent members of the Company's Board of Directors options to purchase 25,000 shares of common stock each year. The options granted under this policy during the fiscal year ended September 30, 1997 were granted on December 17, 1996, when 25,000 options were granted to each of Sheila Ronis, Robert Sinclair and Lawrence Cohen with an exercise price of $3.6875.

     In addition, in July 1997, Lawrence Cohen was granted a stock option to purchase 200,000 shares of Common Stock at $4.375 per share. This option is contingent on shareholder approval of certain amendments to the Company's 1994 Stock Option Plan described below.

     In December 1997, the Company's Directors were granted options as follows: Sheila Ronis, Robert Sinclair and Lawrence Cohen each received options to purchase 25,000 shares of Common Stock; Nick Bartolini received options to purchase 12,500 shares; and Erick Reickert received options to purchase 6,250 shares. These options are exercisable at $5.4375 per share, but are contingent on shareholder approval of the amendments to the Company's 1994 Stock Option Plan.

Stock Option Plans

     1994 Stock Option Plan

     The 1994 Stock Option Plan provides for the grant of options to purchase up to 750,000 shares of Common Stock to employees, officers, directors and consultants of the Company. The purpose of this plan is two-fold. First, the plan will further the interests of the Company and its shareholders by providing incentives in the form of stock options to employees who contribute materially to the success and profitability of the Company. Second, the plan will provide the Company flexibility and the means to reward directors and consultants who render valuable contributions to the Company. The Board has the power to determine at the time the option is granted whether the option will be an incentive stock option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an incentive stock option. However, incentive stock options will only be granted to persons who are employees of the Company. Vesting provisions are determined by the Board at the time options are granted. The option price must be satisfied by the payment of cash. The Board of Directors may amend the plan at any time, provided that the Board may not amend the plan to materially increase the number of shares available under the plan to materially change the eligible class of employees without shareholder approval.

     On July 1, 1997, the Company's Board of Directors adopted amendments to the 1994 Stock Option Plan to increase the number of shares of Common Stock which may be subject to options granted under the plan to 1,000,000; to allow the exercise price of options to be paid by means other than cash; and to allow options to be granted with reload option provisions. These amendments are contingent on the approval of the Company's shareholders prior to July 1, 1998. On December 16, 1997, the Company's Board of Directors adopted an additional amendment to increase the number of shares of Common Stock which may be subject to options granted under the plan to 1,400,000. This amendment is also subject to shareholder approval.

     As of September 30, 1997, there were 623,677 options outstanding under the plan with exercise prices ranging from $3.6875 to $5.125. This does not include options which are contingent on shareholder approval of the amendments to the 1994 Stock Option Plan described above.

     401(K) Plan

     Effective October 1, 1995, the Company implemented a 401(K) Plan pursuant to which all eligible employees may contribute up to 15% of their compensation. The Company matches contributions in the amount of 10% of all elective deferrals, and, at the Company's option, may contribute annually up to 15% of the total compensation of all eligible employees. Executive Officers of the Company are eligible to participate in this plan. During the fiscal year ended September 30, 1996 and 1997, the Company made $8,047 and $5,030, respectively, in matching contributions under this plan.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 8, 1998, the Company was a party to two agreements in which Alain Clenet, who was the Company's Chairman of the Board and Chief Executive Officer, sold a total of 1,677,978 shares of the Company's common stock. In one agreement Mr. Clenet sold 1,118,652 shares to Greenmotors LLC, which as a result of this purchase, now owns 12.9% of the Company's shares outstanding. In the other agreement, Mr. Clenet sold a total of 559,326 to four investors, including the wife of Lawrence Cohen, one of the Company's Directors, who purchased 219,406 shares. Simultaneously with the closing of these two transactions, the Company and Mr. Clenet entered into a Separation Agreement pursuant to which Mr. Clenet agreed to resign as an Officer and Director of the Company, effective immediately.

     On August 11, 1994, the Company entered into a joint venture with TAISUN Automotive of which Mr. Brian Chang is 85% shareholder. Mr. Chang is a principal shareholder of the Company. The joint venture was formed as a Singapore corporation named ASHA/TAISUN PTE LTD. ("ASHA/TAISUN"). The purpose of this Joint Venture is to exploit the Company's ABC technology in the China and Southeast Asia markets.

     ASHA/TAISUN, through its 85%-owned subsidiary, Jiaxing Independent Auto Design and Development Co., Ltd., is developing an automobile manufacturing facility in Jiaxing, China. ASHA/TAISUN has also contracted with the Company for automobile design work. During the years ended September 30, 1996 and 1997, the Company invested $1,057,381 and $870,323, respectively, in the joint venture.

     In March 1994, Brian Chang purchased 235,294 shares of the Company's Common Stock for $1,000,000 in cash. On November 2, 1995, Mr. Chang purchased an additional 181,818 shares of ASHA Common Stock from the Company for $750,000 in cash.

               AMENDMENTS TO 1994 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     In December 1994, the Company's Board of Directors approved the establishment of a Stock Option Plan (the "1994 Plan") and the Company's shareholders approved the 1994 Plan in April 1995. The Board of Directors believes that the 1994 Plan advances the interests of the Company by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also enables the Company to attract and retain the services of key employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also enables the Company to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     The 1994 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options may only be granted to persons who are key employees of the Company. Vesting provisions are determined by the Board at the time options are granted. Prior to the proposed amendment, the total number of shares of Common Stock subject to options under the 1994 Plan may not exceed 750,000, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. The option price must be satisfied by the payment of cash.

     The Board of Directors may amend the 1994 Plan at any time, provided that the Board may not amend the 1994 Plan to materially increase the number of shares available under the 1994 Plan, materially increase the benefits accruing to Participants under the 1994 Plan, or materially change the eligible class of employees without shareholder approval.

PROPOSED AMENDMENTS

     On July 1, 1997, the Board of Directors voted, subject to shareholder approval, to increase the number of shares of Common Stock subject to options under the 1994 Plan from 800,000 to 1,000,000; to allow the exercise price of options to be paid by means other than cash; and to allow options to be granted with reload option provisions. On December 16, 1997, the Board of Directors voted, subject to shareholder approval, to increase the number of shares of Common Stock subject to options under the Plan to 1,400,000. The Board of Directors believes that the proposed amendments are necessary in order for the Company to have sufficient flexibility to provide the amounts and types of incentives to its officers, employees, directors and consultants which are deemed necessary to encourage the Company's success.

     The amendment to allow options to be exercised by means other than cash would allow the Board of Directors, in its sole discretion and where permitted by law, to allow options to be exercised (a) by cancellation of indebtedness of the Company to the Holder; (b) by the surrender of shares of Common Stock of the Company having a fair market vale equal to the exercise price of the option under certain conditions; (c) by waiver of compensation due or accrued to the holder for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the holder and a broker-dealer whereby the holder irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the broker-dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the holer and a broker-dealer whereby holder irrevocably elects to exercise the option and to pledge the shares so purchased to the broker-dealer in a margin account as security for a loan in the amount of the exercise price, and whereby the broker-dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (f) by surrendering shares of common stock of the Company for which the option is being exercised having a fair market value equal to the exercise price of the option; or (g) by any combination of the foregoing.

     The amendment to allow options to be granted with reload option provisions would allow the Board of Directors to include a provision that if a holder pays the exercise price of shares of stock to be purchased by the exercise of an option by delivering to the Company shares of stock already owned by the holder or to be acquired on the exercise of the option, the holder shall receive a reload option which would be a new option to purchase shares of stock equal in number to the tendered shares. The terms of any reload option would be determined by the Board of Directors consistent with the provisions of the 1994 Plan.

     There are currently stock options granted under the 1994 Plan to purchase up to 1,190,889 shares of Common Stock, including 560,029 options which are contingent on shareholder approval of the amendments to the 1994
Plan.   Options to purchase 87,703 shares of Common Stock under the 1994 Plan have been exercised to date.

     Approval of the amendment to the 1994 Plan requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting. The Board of Directors recommends a vote FOR approval of the amendment to the 1994 Plan.

              APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Arthur Andersen LLP audited the financial statements of the Company for the year ended September 30, 1997, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Arthur Andersen LLP will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

     On April 26, 1996, the Company engaged Arthur Andersen LLP as its independent accountants for the year ended September 30, 1996. Also on April 26, 1996, McDirmid, Mikkelsen & Secrest, P.S. was dismissed as the Company's independent accountants.

     McDirmid, Mikkelsen & Secrest, P.S.'s reports on the Company's financial statements for the fiscal years ended September 30, 1995 and 1994 contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles, except that McDirmid, Mikkelsen & Secrest, P.S.'s report on the Registrant's financial statements for the fiscal year ended September 30, 1994, contained a qualification concerning the Registrant's ability to continue as a going concern. The Company's Board of Directors made the decision to engage Arthur Andersen LLP. At that time the Company had no audit or similar committee.

     In connection with the prior audits for the fiscal years ended September 30, 1995 and 1994, and during the interim period from September 30, 1995, to April 19, 1996, there have been no disagreements with McDirmid, Mikkelsen & Secrest, P.S. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company did not consult with Arthur Andersen LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's financial statements.

                          OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                          ANNUAL REPORT

     The Company's Annual Report on Form 10-KSB for the year ending September 30, 1997, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                  FOR THE ANNUAL MEETING TO BE HELD IN APRIL 1999

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in April 1999 must be received at the offices of the Company, 600 C Ward Drive, Santa Barbara, California 93111, on or before October 19, 1998, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                       JOHN C. McCORMACK, PRESIDENT

Santa Barbara, California
February 16, 1998

P R O X Y
                                   ASHA CORPORATION

                   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John C. McCormack with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of ASHA Corporation held of record by the undersigned on February 12, 1998, at the Annual Meeting of Shareholders to be held on April 3, 1998, or any adjournment thereof.

     1. The election of seven (7) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

         ___ FOR all nominees listed below (except as marked to the contrary).

         ___  WITHHOLD authority to vote for all the nominees listed below:

              John C. McCormack               Kenneth R. Black
              Robert J. Sinclair              Lawrence Cohen
              Nick P. Bartolini               Erick A. Reickert
              David D. Jones

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of Arthur Andersen, LLP as the Company's independent accountants for the fiscal year ending September 30, 1998;
             ___  FOR             ___  AGAINST             ___  ABSTAIN

     3. The approval of amendments to the Company's 1994 Stock Option Plan to increase the number of shares issuable upon the exercise of options granted under the plan from 800,000 shares to 1,400,000 shares, to allow non-cash exercise of options and to allow options to be granted with reload option provisions.
             ___  FOR             ___  AGAINST             ___  ABSTAIN

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASHA CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                         (To be signed on the other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.


Dated:  ______________, 1998          _______________________________________
                                      Signature(s) of Shareholder(s)

                                      _______________________________________
                                      Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.